STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement"), dated as of July 21, 2020, is entered into between GlassBridge Enterprises, Inc., a Delaware corporation ("Buyer"), and ORIX PTP HOLDINGS, LLC, a Delaware limited liability company ("Seller").

RECITALS

WHEREAS, Seller owns 201 shares of common stock, par value $0.01 per share (the "Common Stock"), of Adara Enterprises Corp., a Delaware corporation (the "Company"); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, 201 shares of Common Stock of the Company (the "Shares").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
PURCHASE AND SALE

Section 1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Shares, free and clear of any liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind other than pursuant to applicable securities laws ("Encumbrances"), for the consideration specified in Section 1.2.

Section 1.2 Purchase Price. The aggregate purchase price for the Shares shall be $4,562,700 (the "Purchase Price"). Buyer shall pay the Purchase Price to Seller at the Closing, in cash, by wire transfer of immediately available funds, in accordance with written instructions provided by the Seller.

Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the "Closing Date") at the offices of Norton Rose Fulbright US LLP, New York, New York, or on such other date or at such other place as Buyer and Seller may agree in writing. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 11:59 p.m. on the Closing Date.

Section 1.4 Transfer Taxes. Buyer and Seller shall each pay one-half of any sales, use or transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

Section 1.5 Withholding Taxes. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any provision of tax law. All such withheld amounts shall be treated as delivered to Seller hereunder. Buyer acknowledges and agrees that if Seller delivers a completed Form W-9 (Request for Taxpayer

Identification Number and Certification), there will not be any amount deducted or withheld from the Purchase Price.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE 2 are true and correct as of the date hereof. For purposes of this ARTICLE 2, "Seller's knowledge" shall mean the actual knowledge of Neil Winward and Greg Raykher after reasonable due inquiry.

Section 2.1 Organization and Authority of Seller; Enforceability. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Delaware. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equitable principles (collectively, the "Enforceability Exceptions"). For purposes of this Agreement: (i) "Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction; and (ii) "Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

Section 2.2 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation or other organizational documents of Seller; (b) conflict with or result in a violation or breach of any provision of any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller; or (c) result in the creation or imposition of any Encumbrance on the Shares (except those that may be imposed as a result of actions taken by or on behalf of Buyer).

Section 2.3 Legal Proceedings; Governmental Orders. There is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Seller's knowledge, threatened against or by the Seller or any affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller's

knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 2.4 Ownership of Shares. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Shares, free and clear of all Encumbrances other than pursuant to applicable securities laws and pursuant to Encumbrances imposed by or on behalf of Buyer.

Section 2.5 Brokers. No broker, finder, advisor or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

Section 2.6 Non-Foreign Status. Seller is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2.

Section 2.7 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE 2, Buyer acknowledges that none of Seller or any other Person, makes any other express or implied representation or warranty whatsoever.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE 3 are true and correct as of the date hereof. For purposes of this ARTICLE 3, "Buyer's knowledge" shall mean the actual knowledge of any director or officer of Buyer or what such director or officer would reasonably be expected to have knowledge of after reasonable due inquiry.

Section 3.1 Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to the Enforceability Exceptions.

Section 3.2 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any Person in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.3 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.4 Legal Proceedings. There is no Action pending or, to Buyer's knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 3.5 Investment Representations. Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) able to financially bear the risks of loss of its entire investment in the Shares issuable in consideration of the Purchase Price hereunder, and (iii) acquiring the Shares for its own account and not with a view to or for sale in connection with any distribution thereof. Buyer understands and consents to the placement of a legend on any certificate or other document evidencing Shares stating that such Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. Buyer has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such purchase of the Shares and to make an informed investment decision with respect thereto and has consulted with its own advisors with respect to the purchase of the Shares. Buyer acknowledges and agrees that it is not relying upon any representations or warranties of Seller except the representations and warranties specifically set forth in this Agreement.

ARTICLE 4
CLOSING DELIVERIES

Section 4.1 Seller's Deliveries. At the Closing, Seller shall deliver to Buyer the following:

(a) An electronic copy of the stock certificate evidencing the Shares (or lost stock certificate affidavit in a form reasonably acceptable to Buyer), free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank and with all required stock transfer tax stamps affixed.

(b) A termination agreement with regard to the Stockholders Agreement dated as of October 1, 2019 among Buyer, Company and Seller, substantially in the form of Exhibit 4.1(b) attached hereto.

(c) A general release of claims, including specifically a release of claims for indemnification pursuant to that certain Securities Purchase Agreement by and between Buyer and Seller dated as of October 1, 2019, substantially in the form of Exhibit 4.1(c) attached hereto.

(d) A certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (i) the authorization of the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (ii) the names of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder.

(e) A certificate meeting the requirements of IRS Notice 2018-29 and Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code.

Section 4.2 Buyer's Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a) The Purchase Price, paid in accordance with Section 1.2 of this Agreement.

(b) A certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (i) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

(c) A general release of claims, substantially in the form of Exhibit 4.2(c) attached hereto.

ARTICLE 5
INDEMNIFICATION

Section 5.1 Survival of Representations and Covenants. Except as set forth in the next sentence with respect to Buyer Fundamental Representations (as defined herein) and Seller Fundamental Representations (as defined herein), the representations and warranties of Seller and Buyer contained in this Agreement and the certificates delivered pursuant to this Agreement shall survive for a period of two (2) years following the Closing Date, and thereafter shall be of no further force or effect. Notwithstanding the foregoing, the Buyer Fundamental Representations and Seller Fundamental Representations shall survive the Closing Date until the expiration of the applicable statute of limitations with respect thereto (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements contained in this Agreement and the certificates delivered pursuant to this Agreement shall survive the Closing Date in accordance with their terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 5.2 Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE 5, Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees ("Buyer Indemnified Parties") from and against all claims, judgments, damages, liabilities (including tax liabilities), settlements, losses, costs and expenses, including attorneys' fees and disbursements (a "Loss"), arising from or attributable to any inaccuracy in or breach of any of the representations or warranties of Seller contained in Section 2 and any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to Section 6.1 of this Agreement.

Section 5.3 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE 5, Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, directors, officers and employees ("Seller Indemnified Parties") from and against all Losses arising from or attributable to any inaccuracy in or breach of any of the representations or warranties of Buyer contained in Section 3 and any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to Section 6.1 of this Agreement.

Section 5.4 Limitation of Indemnification.

(a) Limitations on the Buyer's Indemnification. Subject to Section 5.4(b), with respect to indemnification for any Losses pursuant to Section 5.2, Seller shall not have any liability under Section 5.2 unless the aggregate amount of Losses to all Buyer Indemnified Parties exceeds the Seller Basket (as defined herein) and then Seller shall be required to pay or be liable for all such Losses from the first dollar, and no amounts of indemnity shall be payable by Seller which exceed the Seller Indemnity Cap (as defined herein).

(b) Seller Basket and Seller Indemnity Cap Not Applicable. With respect to indemnification for any Losses based upon, attributable to or resulting from any inaccuracy in or breach of any Seller Fundamental Representations, or arising from fraud, criminal activity or willful misconduct on the part of Seller in connection with the transactions contemplated by this Agreement, the Seller Basket and the Seller Indemnity Cap shall not apply to any such Losses and Seller shall be liable for the full amount thereof, but not to exceed an amount equal to the Purchase Price.

(c) Limitations on Seller's Indemnification. Subject to Section 5.4(d), with respect to indemnification for any Losses pursuant to Sections 5.3, Buyer shall not have any liability under Section 5.3 unless the aggregate amount of Losses to all Seller Indemnified Parties exceeds the Buyer Basket (as defined herein) and then Buyer shall be required to pay or be liable for all such Losses from the first dollar, and no amounts of indemnity shall be payable by Buyer which exceed the Buyer Indemnity Cap (as defined herein).

(d) Buyer Basket and Buyer Indemnity Cap Not Applicable. Notwithstanding anything herein to the contrary, with respect to indemnification for any Losses based upon, attributable to or resulting from any inaccuracy in or breach of any Buyer Fundamental Representations or arising from fraud, criminal activity or willful misconduct on the part of Buyer in connection with the transactions contemplated by this Agreement, the Buyer Basket and the Buyer Indemnity Cap shall not apply to any such Losses and Buyer shall be liable for the full amount thereof, but not to exceed an amount equal to the Purchase Price.

(e) Certain Definitions. For purposes of this Agreement:

(i) "Buyer Basket" means $45,627

(ii) "Buyer Indemnity Cap" means $1,825,080.

(iii) "Buyer Fundamental Representations" means Buyer's representations and warranties set forth in Sections 3.1 (Organization and Authority of Buyer; Enforceability), 3.3 (Brokers) and 3.5 (Investment Representations).

(iv) "Seller Basket" means $45,627.

(v) "Seller Indemnity Cap" means $1,825,080.

(vi) "Seller Fundamental Representations" means Seller's representations and warranties set forth in Sections 2.1 (Organization and Authority of Seller; Enforceability), 2.4 (Ownership of Securities) and 2.5 (Brokers).

(f) No Duplications. Any liability for indemnification under this ARTICLE 5 shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement. Without limiting the generality of the preceding sentence, if a single statement of facts, condition or event constitutes a breach of more than one representation, warranty, covenant or agreement which is subject to the indemnification obligations in Section 5.2 or Section 5.3, no recovery of duplicative Losses shall be allowed.

Section 5.5 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly provide written notice of such claim to the other party (the "Indemnifying Party"). The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that (i) the Indemnifying Party forfeits rights or defenses by reason of such failure or (ii) such failure or delay shall have adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any Third-Party Claim (as defined herein) for which the Indemnified Party is entitled to indemnification hereunder. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement (a "Third-Party Claim"), the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party, which shall include Loeb & Loeb LLP and Norton Rose Fulbright US LLP. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Third-Party Claim in such manner as it may deem appropriate, including settling such Third-Party Claim, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 5.6 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE 5, the Indemnifying Party shall satisfy its obligations within thirty (30) Business Days of such final, non-appealable adjudication by wire

transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such thirty (30) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to five (5) percent. Such interest shall be calculated daily on the basis of a three hundred sixty five (365) day year and the actual number of days elapsed, without compounding.

Section 5.7 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for all purposes, unless otherwise required by law.

Section 5.8 Cumulative Remedies. The rights and remedies provided in this ARTICLE 5 in connection with Losses arising from or relating to any breach of representation or warranty, or breach or non-fulfillment of any covenant, agreement or obligation to be performed by either party pursuant to this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby. Notwithstanding anything else contained herein, neither party shall seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith. Nothing in this ARTICLE 5 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraudulent, criminal or intentional misconduct.

ARTICLE 6
MISCELLANEOUS

Section 6.1 Confidentiality. Any information (except publicly available information which is in the public domain other than as a result of a breach of this provision by a party hereto or any of its Related Parties (as hereinafter defined)) respecting any party or its affiliates will be kept in strict confidence by the other party to this Agreement and its respective affiliates, directors, officers, employees, agents or advisors (collectively, such party's "Related Parties"). Except as required by applicable law, rule, regulation, or governmental or judicial order (collectively, "Applicable Law"), neither party nor any of their respective Related Parties will disclose the terms of the transactions contemplated hereunder at any time, currently, or on or after the Closing, except for disclosure to any one or more of such party's Related Parties; and except as required by Applicable Law, each party shall retain all information obtained from the other party and their legal counsel on a confidential basis, except as such may be necessary to disclose to any such party's Related Parties in connection with the transaction. When disclosing confidential information to its Related Party, such party shall advise its Related Party of the confidential nature of the terms of the transaction and direct that such Related Party keep such information confidential.

Section 6.2 Expenses. Except as otherwise provided in Section 1.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.3 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 6.4 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.3):

If to Buyer:

GlassBridge Enterprises, Inc.
510 Madison Ave, 9th Floor
New York, New York 10022
E-mail: dstrauss@glassbridge.com
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
E-mail: lrothenberg@loeb.com
Attention: Lloyd L. Rothenberg, Esq.

If to Seller:

ORIX Corporation USA
1717 Main Street, Suite 1100
Dallas, Texas 75201
E-mail: Benjamin.Price@orix.com
Attention: Benjamin Price, Assistant General Counsel

ORIX Corporation USA
280 Park Avenue
New York, NY 10017
E-mail: Gregory.Raykher@orix.com
Attention: Gregory Raykher

ORIX Corporation USA
280 Park Avenue
New York, NY 10017
E-mail: Neil.Winward@orix.com
Attention: Neil Winward

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019
E-mail: sheldon.nussbaum@nortonrosefulbright.com
Attention: Sheldon G. Nussbaum, Esq.

Section 6.5 Headings; Interpretation. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. For purposes of this Agreement, (a) the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; (c) the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole; and (d) references to specific "Sections" or "Articles" refer to those corresponding Sections or Articles of this Agreement.

Section 6.6 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.7 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 6.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.9 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or

implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.10 Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 6.11 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.12 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

Section 6.13 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 6.14 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.15 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party hereto (i) agrees that it shall not oppose the granting of such specific performance or relief and (ii) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 6.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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BUYER:
GlassBridge Enterprises, Inc.

By: ______________________________
Name: Daniel Strauss
Title: Chief Executive Officer and Chief Operating Officer

SELLER:
ORIX PTP HOLDINGS, LLC

By: ______________________________
Name: Art Mbanefo
Title: Chief Investment Officer